SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.

☐	Confidential, For Use of the SEC Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☑	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.
PSYCHIATRIC SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FACILITY CEO TALKING POINTS
FACILITY CEO MEDIA STATEMENT

The following talking points and media statement were sent via e-mail to the employees of Psychiatric Solutions, Inc. located at the corporate headquarters of Psychiatric Solutions, Inc. by Chairman of the Board, President and Chief Executive Officer Joey Jacobs on Monday, May 17, 2010:
FACILITY CEO TALKING POINTS
May 17, 2010
The following talking points are intended for use in discussions with internal audiences (employees, physicians, etc.) and may not be reproduced or distributed as hard copies. We recommend town hall meetings and rounds to departments as needed.
Key points:
•	Prior to March 2010, several private equity firms approached PSI about a “going private” transaction.

•	We formed a Special Committee of independent directors to consider proposals.

•	Offer from UHS of $33.75 was approved by PSI Board on May 16, 2010

•	We expect the transaction to close during the fourth quarter.

•	Because the transaction is not complete, we do not have answers at this time to many employee questions, for example, questions about benefits packages.

•	Every employee at PSI facilities and at the corporate office in Franklin should be proud of what we have achieved.

•	It is business as usual. Remain focused on delivering the best quality care to your patients and their families.
Important Additional Information Regarding the Merger will be Filed with the SEC
In connection with the proposed merger, Psychiatric Solutions, Inc. (“PSI”) will file a proxy statement with the Securities and Exchange Commission. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by PSI at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from PSI by directing such request by mail or telephone to Psychiatric Solutions, Inc., 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, Attention: Christopher L. Howard, Esq., Executive Vice President, General Counsel and Secretary, telephone: (615) 312-5700, or from the Company’s website, located at www.psysolutions.com.
PSI and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of PSI participants in the solicitation, which may be different than those of PSI stockholders generally, is set forth in PSI proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

FACILITY CEO MEDIA STATEMENT
Our commitment to this community and to our mission remains the same: deliver the best possible care to our patients. We do not expect our patients and their families to see any change in our day-to-day operations.